Exhibit 3.1

DEAN HELLER
Secretary of State
204 North Carson Street
Carson City, Nevada 89701-4299	FILED # C 334-82-04
(775) 684 5708
Website: secretaryofstate.biz	DEC 10 2004

IN THE OFFICE OF
Articles of Incorporation	/s/ Dean Heller
(PURSUANT TO NRS 78)	DEAN HELLER, SECRETARY OF STATE

Important: Read attached instructions before completing form.	ABOVE SPACE IS FOR OFFICE USE ONLY

1.	Name of Corporation	UTILICRAFT AEROSPACE INDUSTRIES, INC.
2.	Resident Agent	NEVADA AGENCY AND TRUST COMPANY #19177
Name and Street	Name
Address:
[ILLEGIBLE]	50 WEST LIBERTY STREET SUITE 880	RENO	NEVADA 89501
Street Address	City	Zip Code

Optional Mailing Address	City	State	Zip Code
3.	Shares: [ILLEGIBLE]	Number of shares with par value:	300,000,000	Par value:	$.0001	Number of shares without par value -0-
4.	Names &	1.	PHILLIP W. OFFILL JR. C/O GODWIN GRUBBER LLP
Address of	Name
Board of	1201 ELM STREET SUITE 1700	DALLAS	TX	73270
[ILLEGIBLE]	Street Address	City	State	Zip Code

2.
Name

Street Address	City	State	Zip Code

3.
Name

Street Address	City	State	Zip Code
5.	Purpose: [ILLEGIBLE]	The purpose of this Corporation shall be:
6.	Names, Address	LUDWELL STRICKLER	/s/ LUDWELL STRICKLER
and Signature of	Name	Signature
[ILLEGIBLE]	1201 ELM STREET SUITE 1700	DALLAS	TX	75270
Address	City	State	Zip Code
7.	Certificate of	I hereby accept appointment as Resident Agent for the above named corporation.
Acceptance of
Appointment of	/s/ AMANDA CARDINALLI	DECEMBER 9, 2004
Resident Agent:	Authorized Signature of R. A. or On Behalf of R. A. Company	Date
AMANDA CARDINALLI, PRESIDENT

This form trust the accompanied by appropriate fees. See attached fee schedule.

ARTICLES OF INCORPORATION

OF

Utilicraft Aerospace Industries, Inc.

a Nevada corporation

(PURSUANT TO NRS 78)

ARTICLE 1.

NAME

The name of the corporation is Utilicraft Aerospace Industries, Inc. (the “Corporation”).

ARTICLE 2.

RESIDENT AGENT

The Resident Agent for the Corporation is Nevada Agency & Trust Co., 50 West Liberty Street, Suite 880, Reno, Nevada 89501.

ARTICLE 3.

SHARES

Number. The Corporation shall have authority to issue an aggregate of Three Hundred Million (300,000,000) shares of capital stock, of which Two Hundred Seventy-Five Million (275,000,000) shares shall be Common Stock of the par value of $.0001 per share, and Twenty-Five Million (25,000,000) shares shall be Preferred Stock of the par value of $.0001 per share.

Preferred Stock. Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more series. Subject to the provisions hereof and the limitations prescribed by law, the Board of Directors is expressly authorized, prior to issuance, by adopting resolutions providing for the issuance of, or providing for any change in the number of, shares of any particular series and, if and to the extent from time to time required by law, by filing a certificate pursuant to the NRS)(or other law hereafter in effect relating to the same or substantially similar subject matter), to establish or change the number of shares to be included in each such series and to fix the designation, preferences, limitations and relative rights, including voting rights, thereof relating to the shares of each such series. The authority of the Board of Directors shall include, but not be limited to, determination of the following:

(1)           the distinctive designation of such series and that the number of shares constituting such series (provided that the aggregate number of shares constituting all series of Preferred Stock shall not exceed Twenty-Five Million (25,000,000);

(2)           the annual dividend rate on shares of such series, whether dividends shall be cumulative and, if so, from which date or dates;

(3)           whether the shares of such series shall be redeemable and, if so, the terms and conditions of such redemptions, including the date or dates upon and after which such shares shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(4)           the obligation, if any, of the Corporation to retire shares of such series pursuant to a sinking fund;

(5)           whether shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes and, if so, the terms and conditions of such conversion or exchange, including the price or prices or the rate or rates of conversion or exchange in the terms of adjustments, if any;

(6)           whether the shares of such series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(7)           the rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution, or winding up of the Corporation; and

(8)           any other relative rights, powers, preferences, qualifications, limitations, or restrictions thereof relating to such series, to the full extent now or hereafter permitted by law.

The powers, preferences, relative participating, optional and other special rights of each series of Preferred Stock and the qualifications, limitations, or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall cumulate, if cumulative.

Common Stock. Subject to all of the rights of the Preferred Stock, and except as may be expressly provided with respect to the Preferred Stock herein, by law or by the Board of Directors pursuant to this Article 4:

(1)            the holders of Common Stock shall have the right to vote for the election of Directors and all other matters requiring stockholder action, each share being entitled to one vote;

(2)           dividends may be declared or paid or set apart for payment upon the Common Stock out of any assets or funds of the Corporation legally available for the payment of dividends; and

(3)           upon the voluntary or involuntary liquidation, dissolution, winding up of the Corporation, the net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests.

Voting.

(1)           At each election for directors every shareholder shall have the right to vote, in person or by proxy, the number of shares owned by the shareholder for as many persons as there are directors to be elected and for whose election the shareholder has a right to vote.

(2)           With respect to any action to be taken by the shareholders for which the NRS requires the vote or concurrence of the holders of more than a majority of the shares of the Corporation’s capital stock, or any class or series thereof, such action shall be deemed to have been approved upon the vote or concurrence of the holders of a majority of such capital stock, or any class or series thereof, as the case may be, notwithstanding any provision of the NRS to the contrary.

ARTICLE 4.

NAMES & ADDRESSES OF BOARD OF DIRECTORS/TRUSTEES

1.             Phillip W. Offill Jr., 1201 Elm Street, Suite 1700, Dallas, TX 75270

ARTICLE 5.

PURPOSE

The Corporation purpose is all lawful activity a corporation can engage in under the NRS.

ARTICLE 6.

NAMES/ADDRESS AND SIGNATURE OF INCORPORATOR

Ludwell Strickler
1201 Elm Street, Suite 1700
Dallas, Texas 75270

ARTICLE 7.

CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT

1 hereby accept appointment as Resident Agent for the above named corporation.

Authorized Signature of R.A. or On Behalf of R.A. Company

Date: December 9, 2004

CORPORATE CHARTER

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that UTILICRAFT AEROSPACE INDUSTRIES, INC. did on December 10, 2004 file in this office the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office, in Carson City, Nevada, on December 13, 2004.

/s/ Dean Heller
DEAN HELLER
Secretary of State

By	/s/ Patricia Q. Blasius
Certification Clerk